UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 4, 2011
INSULET CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33462 (Commission File No.)	04-3523891 (IRS Employer Identification No.)
9 Oak Park Drive
Bedford, Massachusetts 01730
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (781) 457-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07 Submission of Matters to a Vote of Security Holders
Insulet Corporation (the “Company”) held its Annual Meeting of Stockholders on May 4, 2011. For more information on the following proposals, see the Company’s proxy statement dated March 11, 2011 (the “Proxy Statement”).
(a)	The stockholders elected each of the following three nominees to the Board of Directors as Class I Directors, each to serve for a three-year term and until their successor has been duly elected and qualified or until their earlier resignation or removal:

Nominee	Vote “For”	Vote “Withheld”	Broker Non-Votes
Sally Crawford	37,511,965	1,056,474	2,933,195
Regina Sommer	38,395,191	173,248	2,933,195
Joseph Zakrzewski	38,382,033	186,406	2,933,195
The terms in office of the Class II Directors (Ross Jaffe, M.D. and Charles Liamos) and the Class III Directors (Duane DeSisto and Steven Sobieski) continued after the Annual meeting.

(b)	The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

Vote “For”	Vote “Against”	Abstentions	Broker Non-Votes
35,940,727	2,625,098	2,614	2,933,195
(c)	The stockholders voted, on a non-binding, advisory basis, to hold future non-binding, advisory votes on executive compensation once every year.

1 Yr	2 Yrs	3 Yrs	Abstentions	Broker Non-Votes
24,615,103	751,318	13,188,969	13,049	2,933,195
In light of this result and after a discussion of the Board, the Board determined at its meeting on May 4, 2011 that the Company will hold future non-binding, advisory votes on executive compensation on an annual basis until the next required non-binding advisory vote on the frequency of such future non-binding, advisory votes on executive compensation.

(d)	The stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Vote “For”	Vote “Against”	Abstentions	Broker Non-Votes
41,334,305	166,554	775	0
No other matters were submitted for stockholder action.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

INSULET CORPORATION
May 6, 2011	By:	/s/ Brian K. Roberts
Chief Financial Officer